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                                                                     EXHIBIT 4.8

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                  PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT

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                            Dated as of May 10, 2000

                                  by and among

                                  JOSTENS, INC.

                                       and

                           DB CAPITAL INVESTORS, L.P.







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                                TABLE OF CONTENTS
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                                                                            Page
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1.  Definitions..............................................................1

2.  Shelf Registration.......................................................3

3.  Additional Dividends.....................................................4

4.  Registration Procedures..................................................6

5.  Registration Expenses...................................................12

6.  Indemnification.........................................................12

7.  Rule 144................................................................15

8.  Underwritten Registrations..............................................15

9.  Miscellaneous...........................................................16

    (a)  No Inconsistent Agreements.........................................16
    (b)  Adjustments Affecting Transfer Restricted Securities...............16
    (c)  Amendments and Waivers.............................................16
    (d)  Notices............................................................16
    (e)  Successors and Assigns.............................................17
    (f)  Counterparts.......................................................17
    (g)  Headings...........................................................17
    (h)  Governing Law......................................................17
    (i)  Severability.......................................................18
    (j)  Preferred Stock Held by the Company or Their Affiliates............18
    (k)  Third Party Beneficiaries..........................................18
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                  PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT
                  ---------------------------------------------

     This Preferred Stock Registration Rights Agreement (the "Agreement") is dated as of May 10, 2000, by and between Jostens, Inc., a Minnesota corporation (the "Company") and DB Capital Investors L.P., a Delaware limited partnership (the "Purchaser") on its own behalf and on behalf of all subsequent holders of Preferred Stock and Warrants (as defined below).

     This Agreement is entered into in connection with the Purchase Agreement, dated as of May 10, 2000, between the Company and the Purchaser (the "Purchase Agreement"), which provides for the sale by the Company to the Purchaser of 60,000 shares of the 14.0% Senior Redeemable Payment-in-Kind Preferred Stock (the "Preferred Stock") with an aggregate liquidation preference of $60,000,000.00, together with warrants to purchase an aggregate of 531,325 shares of Series E common stock of the Company (the "Warrants" and, together with the Preferred Stock, the "Securities"). In order to induce the Purchaser to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement for the benefit of the Purchaser and their direct and indirect transferees. The execution and delivery of this Agreement is a condition to the obligation of the Purchaser to purchase the Securities under the Purchase Agreement.

     The parties hereby agree as follows:

     1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

          Advice: Has the meaning provided in the last paragraph of Section 4 hereof.

          Additional Dividends: Has the meaning provided in Section 3(a) hereof.

          Agreement: Has the meaning provided in the first introductory paragraph hereto.

          Blackout Period: Has the meaning provided in Section 4(k) hereof.

          Certificate of Designation: The Certificate of Designation of the Powers, Preferences and Rights of 14% Senior Redeemable Payment-in-Kind Preferred Stock and Qualifications, Limitations and Restrictions Thereof.

          Company: Has the meaning provided in the first introductory paragraph hereto.

          Demand Date: The date on which Holders of a majority-in-interest of the outstanding liquidation preference of the Preferred Stock constituting Transfer Restricted Securities deliver a Demand Notice.

          Demand Notice: A notice signed by either (x) the Purchaser or (y) Holders of a majority-in-interest of the outstanding liquidation preference of the Preferred Stock constituting Transfer Restricted Securities, pursuant to which such Holders request the Company to effect the registration of Transfer Restricted Securities contemplated hereby.

          Effectiveness Date: The 180th day after the Demand Date.

          Effectiveness Period: Has the meaning provided in Section 2(a) hereof.

          Event Date: Has the meaning provided in Section 3(b) hereof.

          Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          Filing Date: The 120th day after the Demand Date.

          Holder: Any holder of Transfer Restricted Securities.

          Indemnified Person: Has the meaning provided in Section 6(c) hereof.

          Indemnifying Person: Has the meaning provided in Section 6(c) hereof.

          Inspectors: Has the meaning provided in Section 4(n) hereof.

          Issue Date: The date on which the Preferred Stock was sold to the Purchaser pursuant to the Purchase Agreement.

          NASD: Has the meaning provided in Section 4(p) hereof.

          Participant: Has the meaning provided in Section 6(a) hereof.

          Persons: An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

          Preferred Stock: Has the meaning provided in the second introductory paragraph hereof.

          Prospectus: The prospectus included in the Shelf Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, with respect to the terms of the offering of any portion of the Transfer Restricted Securities covered by the Shelf Registration Statement including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          Purchase Agreement: Has the meaning provided in the second introductory paragraph hereto.

          Purchaser: Has the meaning provided in the first introductory paragraph hereto.


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          Records: Has the meaning provided in Section 4(n) hereof.

          Rule 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

          Rule 144(k): Rule 144(k) promulgated under the Securities Act, as such rule may be amended from time to time, or any similar rule (other than Rule
     144A) or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

          SEC: The United States Securities and Exchange Commission.

          Securities: Has the meaning provided in the second introductory paragraph hereof.

          Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          Shelf Registration Statement: shall mean a "shelf" registration statement of the Company which covers all of the Transfer Restricted Securities on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          Transfer Restricted Securities: Each share of Preferred Stock (no matter when issued) upon original issuance of such Preferred Stock and at all times subsequent thereto and all Warrants issued pursuant to the Purchase Agreement or otherwise issued in respect of the Preferred Stock, until, in the case of any such Security, the earliest to occur of (i) the Shelf Registration Statement covering such Security has been declared effective by the SEC and such Security has been disposed of in accordance with such effective Shelf Registration Statement, (ii) such Security is or may be sold in compliance with Rule 144(k) or any successor provision, or
     (iii) such Security ceases to be outstanding.

          Underwritten registration or underwritten offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

          Warrants: Has the meaning provided in the second introductory paragraph hereof.

     2. Shelf Registration. (a) Shelf Registration. At any time after the Issue Date, either (x) the Purchaser or (y) the Holders of a majority-in-interest of the outstanding liquidation preference of the Preferred Stock constituting Transfer Restricted Securities may file with the Company a Demand Notice requesting the Company to file the Shelf Registration Statement and otherwise effect the registration of Transfer Restricted Securities contemplated hereby. Upon receiving a Demand Notice, the Company shall file with the SEC no later than the Filing Date the Shelf Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Transfer Restricted Securities (including shares of Preferred Stock constituting Additional Dividends issued during the Effectiveness Period as dividends in respect of outstanding shares of Preferred Stock). The Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Transfer Restricted Securities for resale by any Holder in the manner or manners designated by it (including, without limitation, one or more underwritten offerings). Upon receipt of a Demand Notice, the Company shall promptly (but in any event within ten (10) days) give written notice of such receipt to all Holders of Transfer Restricted Securities.

     The Company shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act by the Effectiveness Date and to keep the Shelf Registration Statement continuously effective under the Securities Act until the date which is two years from the date on which the Shelf Registration Statement first becomes effective (the "Effectiveness Period"), subject to extension pursuant to the last paragraph of
Section 4 hereof subject to extension pursuant to the last sentence of Section 4(k) hereof, or such shorter period ending when all Holders of shares of Transfer Restricted Securities have sold all shares of Transfer Restricted Securities held by them.

     No action taken by the Company that results in a Blackout Period shall be considered to constitute a failure of the Company to use its reasonable best efforts under this Section 2(a).

          (b) Withdrawal of Stop Orders. If the Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof.. No action taken by the Company that results in a Blackout Period shall be considered to constitute a failure of the Company to use its reasonable best efforts under this Section 2(b).

          (c) Supplements and Amendments. The Company shall promptly supplement and amend the Shelf Registration Statement other than during a Blackout Period, if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement, if required by the Securities Act, or if reasonably requested for such purpose by the Holders of a majority-in-interest of the outstanding liquidation preference of the Preferred Stock constituting Transfer Restricted Securities covered by such Shelf Registration Statement or by any underwriter of such Transfer Restricted Securities.

     3. Additional Dividends. (a) The Company and the Purchaser agree that the Holders of Transfer Restricted Securities will suffer damages if the Company fails to fulfill its obligations under Section 2 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company agrees to pay, as liquidated damages and as the sole and exclusive remedy therefor, additional dividends on the Preferred Stock constituting Transfer Restricted Securities ("Additional Dividends") under the circumstances and to the extent set forth below:

               (i) if the Shelf Registration Statement is not filed with the SEC on or prior to the Filing Date, Additional Dividends shall accrue on the Preferred Stock constituting Transfer Restricted Securities over and above the stated dividend rate at a rate of 0.25% per annum for the first 60 days commencing on the 121st day after the Issue Date, such


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          Additional Dividend rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

               (ii) if the Shelf Registration Statement is not declared effective on or prior to the Effectiveness Date, Additional Dividends shall accrue on the Preferred Stock constituting Transfer Restricted Securities over and above the stated dividend rate at a rate of 0.25% per annum for the first 90 days commencing on the 181st day after the Issue Date, such Additional Dividend rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period; or

               (iii) if the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the date on which the Shelf Registration Statement (unless all shares of Transfer Restricted Securities have been sold thereunder), then Additional Dividends shall accrue on the Preferred Stock constituting Transfer Restricted Securities over and above the stated interest at a rate of 0.25% per annum for the first 90 days commencing on the day on which such Shelf Registration Statement ceases to be effective, such Additional Dividend rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

provided, however, that the Additional Dividends on the Preferred Stock constituting Transfer Restricted Securities under clauses (i), (ii) and (iii) above may not exceed in the aggregate 1.00% per annum in the aggregate; and provided further, that (1) upon the filing of the Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Shelf Registration Statement (in the case of (ii) above), or (3) upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii) above), Additional Dividends on the Transfer Restricted Securities as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue. Notwithstanding anything to the contrary in this paragraph (a), no action taken by the Company that results in a Blackout Period shall result in any Additional Dividends. The sole and exclusive remedy of the Holders for the occurrence of any Blackout Period shall be the extension of the Effectiveness Period for the same number of days as the Blackout Period.

          (b) The Company shall notify the Purchaser and any transfer agent in respect of the Preferred Stock within three business day after each and every date on which an event occurs in respect of which Additional Dividends are required to be paid (an "Event Date"). The Company shall pay the Additional Dividends due on the Preferred Stock constituting Transfer Restricted Securities by paying or depositing with the transfer agent (which shall not be the Company for these purposes) for the Preferred Stock in trust, for the benefit of the holders thereof, prior to 11:00 A.M. on the next dividend payment date specified by the Certificate of Designation, sums of cash and/or additional shares of Preferred Stock sufficient to pay the Additional Dividends then due. Any Additional Dividends due pursuant to clauses (a)(i), (a)(ii) or (a)(iii) of this Section 3 will be payable to the Holders of affected Preferred Stock quarterly on each dividend payment date specified by the Certificate of Designation to the record holders entitled to receive the dividend payment to be made on such date, commencing with the first such date occurring after any such Additional Dividends commence to accrue. The amount of Additional Dividends will be determined by multiplying the applicable Additional Dividend rate by the aggregate liquidation preference of the affected Preferred Stock of such Holders, multiplied by a fraction, the numerator of which is the number of days such Additional Dividend rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

     4. Registration Procedures. In connection with the filing of the Shelf Registration Statement pursuant to Section 2 hereof, the Company shall effect such registration(s) to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with the Shelf Registration Statement filed by the Company hereunder, the Company shall:

          (a) Prepare and file with the SEC on or prior to the Filing Date the Shelf Registration Statement as prescribed by Section 2 hereof, and use its reasonable best efforts to cause such Shelf Registration Statement to become effective and remain effective as provided herein; provided, however, that the Company shall, if requested in writing, furnish to and afford the Holders of the Transfer Restricted Securities covered by such Shelf Registration Statement, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least five
     (5) business days prior to such filing). The Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must be afforded an opportunity to review prior to the filing of such document under the immediately preceding sentence, if the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities covered by the Shelf Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object directly to the Company in writing, on the grounds that such Registration Statement or Prospectus or amendment or supplement thereto does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder.

          (b) Prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement, other than during a Blackout Period, as may reasonably be necessary to keep such Shelf Registration Statement continuously effective for the Effectiveness Period, cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Shelf Registration Statement as so amended or in such Prospectus as so supplemented.

          (c) Notify the selling Holders of Transfer Restricted Securities, their counsel and the managing underwriters, if any, promptly (but in any event within two business days), and, if requested, confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Company, one conformed copy of such Shelf


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

     Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of the Shelf Registration Statement, (iv) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Shelf Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Shelf Registration Statement, Prospectus or documents so that, in the case of the Shelf Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (v) of the determination by the Company that a post-effective amendment to the Shelf Registration Statement would be appropriate.

          (d) Use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of the Shelf Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Transfer Restricted Securities for sale in any jurisdiction, and, if any such order is issued, to use its reasonable best efforts to obtain the withdrawal of any such order at the earliest possible moment. No action taken by the Company that results in a Blackout Period shall be considered to constitute a failure of the Company to use its reasonable best efforts under this
     Section 4(d).

          (e) If requested, other than in a Blackout Period, by the managing underwriter or underwriters (if any), or the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold in connection with an underwritten offering, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), such Holders, or counsel for any of them reasonably request to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to such Shelf Registration Statement.

          (f) Furnish to each selling Holder of Transfer Restricted Securities who so requests and to such Holder's counsel and each managing underwriter, if any, at the sole expense of the Company, one conformed copy of the Shelf Registration Statement and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.


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

          (g) Deliver to each selling Holder of Transfer Restricted Securities, their counsel, and the underwriter, if any, at the sole expense of the Company, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 4, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Transfer Restricted Securities and the underwriter, if any, in connection with the offering and sale of the Transfer Restricted Securities covered by such Prospectus and any amendment or supplement thereto.

          (h) Prior to any public offering of Transfer Restricted Securities to use its reasonable best efforts to register or qualify such Transfer Restricted Securities (and to cooperate with selling Holders of Transfer Restricted Securities, each managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Transfer Restricted Securities) for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, or the managing underwriter or underwriters reasonably request in writing; provided, however, that where Transfer Restricted Securities are offered other than through an underwritten offering, the Company agrees to cause their counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 4(h); keep each such registration or qualification (or exemption therefrom) effective during the period the Shelf Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

          (i) Cooperate with the selling Holders of Transfer Restricted Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Transfer Restricted Securities certificates to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request.

          (j) Use its reasonable best efforts to cause the Transfer Restricted Securities covered by the Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holders thereof or the underwriter, if any, to dispose of such Transfer Restricted Securities, except as may be required solely as a consequence of the nature of a selling Holder's business, in which case the Company will cooperate in all reasonable respects with the filing of the Shelf Registration Statement and the granting of such approvals.

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

          (k) Upon the occurrence of any event contemplated by paragraph 4(c)(iv) or 4(c)(v) hereof, as promptly as practicable prepare and (subject to Section 4(a) hereof) file with the SEC, at the sole expense of the Company, a supplement or post-effective amendment to the Shelf Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Transfer Restricted Securities being sold thereunder any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that this Section 4(k) shall not be deemed to require the Company to disclose any information that, in the good faith opinion of the management of the Company, is not yet required to be disclosed and would not be in the best interests of the Company to disclose for that period of time (not to exceed 90 days in the aggregate in any 360 day period) that in the good faith opinion of the management of the Company such information is not required to be disclosed (the "Blackout Period"), so long as the Company complies with all applicable laws and government regulations and the last paragraph of this Section 4. The Company shall promptly advise the Holders of Transfer Restricted Securities of any commencement of a Blackout Period. Upon termination of any such Blackout Period, the Company promptly shall advise the Holders of Transfer Restricted Securities. In the event of any Blackout Period, the Effectiveness Period shall be extended for a number of days equal to the duration of the Blackout Period.

          (l) Prior to the effective date of the Shelf Registration Statement relating to the Transfer Restricted Securities, provide a CUSIP number for the Warrants and the Preferred Stock.

          (m) In connection with any underwritten offering initiated by the Company of Transfer Restricted Securities pursuant to the Shelf Registration Statement, enter into an underwriting agreement as is customary in underwritten offerings of securities similar to the Preferred Stock and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to facilitate the registration or the disposition of such Transfer Restricted Securities and, in such connection, (i) make such representations and warranties to, and covenants with, the underwriters with respect to the business of the Company and its respective subsidiaries and the Shelf Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by companies to underwriters in underwritten offerings of securities similar to the Securities, and confirm the same in writing if and when requested;
     (ii) obtain the written opinion of counsel to the Company and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings of securities similar to the Securities and such other matters as may be reasonably requested by the managing underwriter or underwriters; (iii) obtain "cold comfort" letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of any of the Company or of any business acquired by any of the Company for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Shelf


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

     Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of securities similar to the Securities and such other matters as reasonably requested by the managing underwriter or underwriters; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 6 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate of the liquidation preference of Preferred Stock constituting Transfer Restricted Securities covered by such Shelf Registration Statement and the managing underwriter or underwriters or agents) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

          (n) Make available for inspection by any selling Holder of such Transfer Restricted Securities being sold, any underwriter participating in any such disposition of Transfer Restricted Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder (any such Holder, underwriter, attorney, accountant or other agent a "Reviewing Party," and collectively, the "Reviewing Parties"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and instruments of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its respective subsidiaries to make available for inspection all information reasonably requested by any such Reviewing Party in connection with such Shelf Registration Statement. Records which the Company determine, in good faith, to be confidential and any Records which it notifies the Reviewing Parties are confidential shall not be disclosed by the Reviewing Parties unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Shelf Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such information is, in the opinion of counsel for any Reviewing Party, necessary in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Reviewing Party and arising out of, based upon, relating to, or involving this Agreement, or any transactions contemplated hereby or arising hereunder, or (iv) the information in such Records has been made generally available to the public. Each selling Holder of such Registrable Securities will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such information is generally available to the public. Each selling Holder of such Transfer Restricted Securities will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction or is contemplated pursuant to clause (iii), give such notice as is practicable to the Company and, to the extent practicable, allow the Company to undertake appropriate action to prevent disclosure of the Records deemed confidential at the Company's sole expense.

          (o) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of the Shelf Registration Statement, which statements shall cover said 12-month periods.

          (p) Cooperate with each seller of Transfer Restricted Securities covered by the Shelf Registration Statement and each underwriter, if any, participating in the disposition of such Transfer Restricted Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

          (q) Use its reasonable best efforts to take all other steps necessary or advisable to effect the registration of the Transfer Restricted Securities covered by the Shelf Registration Statement contemplated hereby.

     The Company may require each seller of Transfer Restricted Securities as to which the Shelf Registration Statement is being effected to furnish to the Company such information regarding such seller and the distribution of such Transfer Restricted Securities as the Company may, from time to time, reasonably request. The Company may exclude from such Shelf Registration Statement the Transfer Restricted Securities of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request. Each seller as to which the Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such seller not materially misleading.

     Each Holder of Transfer Restricted Securities agrees by acquisition of such Transfer Restricted Securities that, upon actual receipt of any notice from the Company of the happening of any event of the kind described in Section 4(c)(ii), 4(c)(iii), 4(c)(iv), or 4(c)(v) hereof, such Holder will forthwith discontinue disposition of such Transfer Restricted Securities covered by such Shelf Registration Statement or Prospectus to be sold by such Holder or Participating Broker-Dealer, as the case may be, until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(k) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event the Company shall give any such notice, the Effectiveness Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Transfer Restricted Securities covered by the Shelf Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 4(k) hereof or (y) the Advice. In the event the Company does not give any such notice within five business days, each Holder shall return the Shelf Registration Statement or Prospectus to the Company or destroy all copies of the Shelf Registration Statement or Prospectus; and if so requested by the Company, shall certify that all copies of the Shelf Registration Statement or Prospectus were destroyed.

     5. Registration Expenses. (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the

Company whether or not the Shelf Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings with the SEC, (B) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (C) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of the Company's counsel in connection with Blue Sky qualifications of the Transfer Restricted Securities and determination of the eligibility of the Transfer Restricted Securities for investment under the laws of such jurisdictions where the holders of Transfer Restricted Securities are located, (ii) printing expenses, including, without limitation, expenses of printing certificates for Transfer Restricted Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter or underwriters, if any, by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in the Shelf Registration Statement, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) fees and disbursements of all independent certified public accountants referred to in Section 4(m)(iii) hereof (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance by or incident to such performance), (vi) rating agency fees, if any, (vii) Securities Act liability insurance, if the Company desires such insurance, (viii) fees and expenses of all other Persons retained by the Company, (ix) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties),
(x) the expense of any annual audit, (xi) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange or any inter-dealer quotation system, if applicable, and (xii) the expenses relating to printing, word processing and distributing the Shelf Registration Statement, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement. The Company shall not be responsible for any underwriter's discounts, fees or commissions incurred in connection with the sale of any Transfer Restricted Securities pursuant to the Shelf Registration Statement, which such discounts, fees and commissions shall be for the account of the Holders.

          (b) The Company shall reimburse the Holders of the Transfer Restricted Securities being registered in a Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel chosen in writing by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities to be included in the Shelf Registration Statement.

     6. Indemnification. (a) The Company agrees to indemnify and hold harmless each Holder of Transfer Restricted Securities offered pursuant to the Shelf Registration Statement, the affiliates, directors, officers, agents, representatives and employees of each such Person or its affiliates, and each other Person, if any, who controls any such Person or its affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "Participant") from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses actually incurred in connection with any suit, action or proceeding or any claim asserted) caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement pursuant to which the offering of such Transfer Restricted Securities is registered (or any amendment thereto) or related Prospectus (or any amendments or supplements thereto) or any related preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be required to indemnify a Participant if (i) such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of such Participant expressly for use therein or (ii) if such Participant sold to the person asserting the claim the Transfer Restricted Securities which are the subject of such claim and such untrue statement or omission or alleged untrue statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus or any amendment or supplement thereto and the Prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of the related proceeding and such Participant failed to deliver or provide a copy of the Prospectus (as amended or supplemented) to such Person with or prior to the confirmation of the sale of such Transfer Restricted Securities sold to such Person if required by applicable laws, unless such failure to deliver or provide a copy of the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with Section 4 of this Agreement.

          (b) Each Participant agrees, severally and not jointly, to indemnify and hold harmless the Company, its respective directors, officers, agents, representatives, employees and each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Participant, but only (i) with reference to information furnished to the Company in writing by or on behalf of such Participant expressly for use in the Shelf Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary prospectus or (ii) with respect to any untrue statement or representation made by such Participant in writing to the Company.

          (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such Person (the "Indemnified Person") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person shall have the right to retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding; provided, however, that the failure to so notify the Indemnifying Person shall not relieve it of any obligation or liability which it may have hereunder or otherwise (unless and only to the extent that the Indemnifying Person has been prejudiced in any material respect by such failure). Subject in all cases to the immediately following sentence, after notice from the Indemnifying Person to the Indemnified Person of its election to assume such defense, the Indemnifying Person shall not be liable to the Indemnified Person for any legal or other expenses subsequently incurred by the Indemnified Person in connection with such defense other than reasonable costs of investigation. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Person shall have failed within a reasonable period of time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and the Indemnified Person has been advised in good faith by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, unless there exists a conflict among Indemnified Persons, the Indemnifying Person shall not, in connection with any one such proceeding or separate but substantially similar related proceeding in the same jurisdiction arising out of the same general allegations, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed promptly as they are incurred. Any such separate firm for the Participants and such control Persons of Participants shall be designated in writing by Participants who sold a majority-in-interest of the aggregate liquidation preference of the Preferred Stock constituting Transfer Restricted Securities sold by all such Participants and any such separate firm for the Company, its directors, their officers and such control Persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its prior written consent. No Indemnifying Person shall consent to entry of any judgment or enter into any settlement that does not include an unconditional written release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding.

          (d) If the indemnification provided for in Sections 6(a) and 6(b) hereof is for any reason unavailable to, or insufficient to hold harmless, an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraphs, in lieu of indemnifying such Indemnified Person thereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Participant or such other Indemnified Person, as the case may be, on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.

          (e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Participants were treated as one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall a Participant be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Transfer Restricted Securities exceeds the amount of any damages that such Participant has otherwise been required to pay or has paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. No party shall be liable for contribution with respect to any action or claim settled without its consent, which consent may not be unreasonably withheld or delayed.

          (f) The indemnity and contribution agreements contained in this
     Section 6 will be in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

     7. Rule 144. The Company covenants that it will use its reasonable best efforts to file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Exchange Act and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Transfer Restricted Securities, make publicly available annual reports and such information, documents and other reports of the type specified in Sections 13 and 15(d) of the Exchange Act. The Company further covenants for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner the information required by the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

     8. Underwritten Registrations. If any of the Transfer Restricted Securities covered by the Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities included in such offering and reasonably acceptable to the Company.

     No Holder of Transfer Restricted Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     9. Miscellaneous.

          (a) No Inconsistent Agreements. The Company has not entered, as of the date hereof, and the Company shall not, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Transfer Restricted Securities in this Agreement or otherwise conflicts with the provisions hereof. The Company has not entered and the Company will not enter into any agreement with respect to any of its securities which will grant to any Person piggy-back registration rights with respect to the Shelf Registration Statement.

          (b) Adjustments Affecting Transfer Restricted Securities. The Company shall not, directly or indirectly, take any action with respect to the Transfer Restricted Securities as a class that would adversely affect the ability of the Holders of Transfer Restricted Securities to include such Transfer Restricted Securities in a registration undertaken pursuant to this Agreement.

          (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Transfer Restricted Securities whose securities are being sold pursuant to the Shelf Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Transfer Restricted Securities may be given by Holders of at least a majority-in-interest of the outstanding liquidation preference of the Preferred Stock constituting Transfer Restricted Securities being sold by such Holders pursuant to the Shelf Registration Statement; provided, however, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

          (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

               1. if to a Holder of the Transfer Restricted Securities, at the most current address of such Holder set forth on the records of the Company, with a copy in like manner to the Purchaser as follows:

                  DB Capital Investors, L.P.
                  c/o DB Capital Partners, Inc.
                  130 Liberty Street
                  25th Floor
                  New York, New York  10006
                  Attention:  Robert Sharp
                              Managing Director
          with a copy to:

                  White & Case LLP
                  1155 Avenue of the Americas
                  New York, NY  10036
                  Facsimile No:  (212) 354-8113
                  Attention:  S. Ward Atterbury, Esq.

               2. if to the Purchaser, at the addresses specified in Section 10(d)(1);

               3. if to the Company, as follows:

                  Jostens, Inc.
                  5501 Norman Center Drive
                  Minneapolis, Minnesota  55437
                  Attention:  General Counsel

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if sent by facsimile.

          (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign holds Certificates representing Transfer Restricted Securities.

          (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

          (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

          (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (j) Preferred Stock Held by the Company or Their Affiliates. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          (k) Third Party Beneficiaries. Holders of Transfer Restricted Securities are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

     IN WITNESS WHEREOF, the parties have executed the Agreement as of the date first written above.

                                       JOSTENS, INC.



                                       By:   /s/ Lee U. McGrath
                                           -------------------------------------
                                           Name:  Lee U. McGrath
                                           Title: Vice President and Treasurer


The foregoing Agreement is hereby confirmed and accepted as of the date first above written:


DB CAPITAL INVESTORS, L.P.

By:    DB Capital Partners, L.P.
       its General Partner

By:    DB Capital Partners, Inc.
       its General Partner


        /s/  Robert Sharp
       ---------------------------
       Name: Robert Sharp
       Title: Managing Director